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EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2002 except as to Note 11 which the date is March 25, 2002, relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Bruker AXS Inc., which is incorporated by reference in the Bruker AXS Inc. Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated March 15, 2002 relating to the financial schedule, which appears in such Annual Report on Form 10-K.

/s/ Pricewaterhouse Coopers LLP

Milwaukee, Wisconsin
May 17, 2002

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CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS